TRANSMITTAL AND ELECTION FORM
TO:              BARRICK GOLD CORPORATION, c/o CIBC Mellon Trust Company at the address specified below
      Reference is made to: (i) the offer and circular of Barrick Gold Corporation (the “Offeror”) dated November 10, 2005, as amended by the notice of variation and extension dated January 4, 2006 and the notice of extension and subsequent acquisition period dated January 20, 2006 (the “Offer and Circular”), relating to the Offeror’s offer (the “Offer”) to purchase all of the outstanding common shares (the “Shares”) of Placer Dome Inc. (“Placer Dome”) (including those Shares that are subject to CHESS Depositary Interests and International Depositary Receipts), including Shares that became outstanding after the date of the Offer but before the expiry time of the Offer upon the conversion, exchange or exercise of options or convertible debentures or other securities of Placer Dome that were convertible into or exchangeable or exercisable for Shares; and (ii) the notice of the Offeror (the “Offeror’s Notice”) dated February 13, 2006 relating to the compulsory acquisition (the “Compulsory Acquisition”) by the Offeror of all of the Shares not acquired by the Offeror under the Offer on the basis of, at the election of the Shareholder:

(a)	US$22.50 in cash (the “Cash Alternative); or

(b)	0.8269 of a common share of Barrick (a “Barrick Common Share”) plus US$0.05 in cash (the “Share Alternative”), subject, in each case, to pro ration as described in the Offeror’s Notice.
      Capitalized terms used but not otherwise defined in this Transmittal and Election Form have the respective meanings ascribed thereto in the Offer and Circular, which is available with Placer Dome’s filings at www.sedar.com.
      Please complete Box 1, Box 2, Box 4 and, if applicable, Box 3 of this Transmittal and Election Form. If your Transmittal and Election Form (or other written notice of demand, if applicable) is not properly completed and received by CIBC Mellon Trust Company on or before 9:00 a.m. (Toronto time) March 15, 2006, you will be deemed to have elected to transfer your Shares to the Offeror and to have elected the Share Alternative in respect of such transfer.
U.S. Shareholders and Substitute Form W-9
      United States federal income tax law generally requires that a U.S. Shareholder who receives cash in exchange for Shares must provide CIBC Mellon Trust Company with his correct Taxpayer Identification Number (“TIN”), which, in the case of a Shareholder who is an individual, is generally the individual’s social security number. If CIBC Mellon Trust Company is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained.
      To prevent backup withholding, each U.S. Shareholder must provide his correct TIN by completing the “Substitute Form W-9” set forth in this document, which requires such holder to certify under penalties of perjury, (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the holder that they are no longer subject to backup withholding; and (3) that the holder is a U.S. person (including a U.S. resident alien).
      Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write “Exempt” in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions.
      If Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report.
      If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write “Applied For” in the space for the TIN in Part 1 of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification

Number set forth in this document. In such case, CIBC Mellon Trust Company may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to CIBC Mellon Trust Company and if CIBC Mellon Trust Company is not provided with a TIN within sixty (60) days, such amounts will be paid over to the Internal Revenue Service.
      If the Substitute Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal income tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalties of perjury. Such appropriate IRS Form W-8 may be obtained from CIBC Mellon Trust Company.
      A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH IN THIS TRANSMITTAL AND ELECTION FORM OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE COMPULSORY ACQUISITION.
BOX 1
ELECTION OF CONSIDERATION FOR SHARES OR DEMAND FOR PAYMENT
Pursuant to Subsection 206 of the Canada Business Corporations Act (the “CBCA”), the undersigned holder of Shares elects as follows in respect of the Shares referred to at Box 2 and represented by the enclosed certificate(s):
Shareholders may choose only ONE of the choices below:
☐ Choice A — The CASH ALTERNATIVE

Shareholders who check this box will transfer such Shares to the Offeror and will receive US$22.50 in cash for each of such Shares (subject to pro ration).
☐ Choice B — The SHARE ALTERNATIVE

Shareholders who check this box will transfer such Shares to the Offeror and will receive 0.8269 of a Barrick Common Share and US$0.05 in cash for each of such Shares (subject to pro ration).
☐ Choice C — The COURT APPRAISAL ALTERNATIVE

Shareholders who check this box elect to demand payment of the fair value of such Shares in accordance with Sections 206(9) to (18) of the CBCA, and hereby notify the Offeror of such election.*
* This or other written notice of an election to demand payment of the fair value of the Shares represented by the enclosed certificate(s) must be given to the CIBC Mellon Trust Company at the address specified so as to be received by no later than 9:00 a.m. (Toronto time) on March 15, 2006, failing which the holder will be deemed to have elected to transfer the holder’s Shares to the Offeror pursuant to the Share Alternative.

If your Transmittal and Election Form (or other written notice of demand, if applicable) is not properly completed and received by CIBC Mellon Trust Company on or before 9:00 a.m. (Toronto time) March 15, 2006, or if you do not make an election in Box 1 of your Transmittal and Election Form, you will be deemed to have elected to transfer your Shares to the Offeror and to have elected the Share Alternative in respect of such transfer.
As described in the Offeror’s Notice, no fractional Barrick Common Shares will be issued pursuant to the Compulsory Acquisition.
A Shareholder who is an “Eligible Holder” (as defined in the Offeror’s Notice) and who wishes to elect the “Rollover Option” (as defined in the Offeror’s Notice) to make the joint tax election with the Offeror in order to obtain a full or partial tax-deferred rollover for Canadian federal income tax purposes in respect of the disposition of Shares pursuant to the Compulsory Acquisition, must elect the Share Alternative. See Box 3, “Rollover Option for Eligible Holders” below and Section 22 of the Offer and Circular, “Canadian Federal Income Tax Considerations”.
BOX 2
DESCRIPTION OF PLACER DOME COMMON SHARES

	Name(s) in which Registered	Placer Dome Common Shares
Certificate Number(s)	(please print)	Represented by Certificate

Total:

(Please print or type. If space is insufficient, please attach a list to the Transmittal and Election Form in the above form.)
BOX 3
ROLLOVER OPTION FOR ELIGIBLE HOLDERS
As described in Section 22 of the Offer and Circular, “Canadian Federal Income Tax Considerations”, an Eligible Holder who elects the Share Alternative, and who further elects the Rollover Option, may make a joint election with the Offeror pursuant to Section 85(1) or (2) of the Income Tax Act (Canada) (the “Tax Act”) in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of the Eligible Holder’s Shares to the Offeror under the Share Alternative.
“Eligible Holder” means a Shareholder who is (a) a resident of Canada for the purposes of the Tax Act and who is not exempt from tax on income under the Tax Act, or (b) a non-resident of Canada for the purposes of the Tax Act, whose Shares constitute “taxable Canadian property” (as defined by the Tax Act) and who is not exempt from Canadian tax in respect of any gain realized on the disposition of Shares by reason of an exemption contained in an applicable income tax treaty or convention, or (c) a partnership if one or more members of the partnership are described in (a) or (b).

Section 22 of the Offer and Circular, “Canadian Federal Income Tax Considerations”, describes the actions that an Eligible Holder must take in order to make a valid tax election with the Offeror under Section 85(1) or (2) of the Tax Act. The Eligible Holder must obtain the appropriate federal tax election forms (Form T2057 or, in the event that the Shares are held by a partnership, Form T2058) from the Canada Revenue Agency (“CRA”). These are available on the CRA’s website at www.cra-arc.gc.ca/E/pbg/tf/t2057/t2057-05e.pdf and
www.cra-arc.gc.ca/E/pbg/tf/t2058/t2058-01e.pdf, respectively. The Eligible Holder must fully complete and sign two copies of the relevant tax election form and ensure that both copies are received by CIBC Mellon Trust Company at its office in Toronto, Ontario (CIBC Mellon Trust Company, Attn: Barrick Tax Election, 199 Bay Street, Commerce Court West, Securities Level, Toronto, Ontario, M5L 1G9) on or before May 15, 2006. The Offeror agrees only to add the required information regarding the Offeror to any properly completed tax election form received by the CIBC Mellon Trust Company on or before May 15, 2006, to execute any such tax election form and to forward one copy of such tax election form by mail to the Eligible Holder at the address indicated on the tax election form within 60 days after the receipt thereof. The Eligible Holder must file the completed and signed joint tax election form with the CRA within the time prescribed by the Tax Act. As described in Section 22 of the Circular, “Canadian Federal Income Tax Considerations”, an Eligible Holder may also make a joint tax election with the Offeror under any applicable provincial tax legislation that is similar to Section 85 of the Tax Act. Eligible Holders should consult their own tax advisors for assistance with respect to making a valid tax election.
Compliance with the requirements to ensure a valid election is filed under Section 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation) will be the sole responsibility of the Eligible Holder making such election. Accordingly, the Offeror will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any tax election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). The Offeror reserves the right not to execute and return to a Shareholder for filing any tax election form sent to it that (i) is not fully completed and signed by an Eligible Holder who has elected the Share Alternative and who has further elected the Rollover Option in this Transmittal and Election Form, or (ii) is not received by the CIBC Mellon Trust Company on or before May 15, 2006.
By checking the box below to elect the Rollover Option, the Shareholder (i) represents that the Shareholder is an Eligible Holder who has elected the Share Alternative, (ii) acknowledges that it is the Shareholder’s responsibility to complete the appropriate tax election form and send two copies of the completed tax election form to the CIBC Mellon Trust Company so that they are received on or before May 15, 2006, and (iii) acknowledges that it is the Shareholder’s responsibility to file the tax election form with the CRA (or the applicable provincial tax authority) once it is returned to the Shareholder by the Offeror and pay any applicable late filing penalties.
☐ Check here if you are an Eligible Holder, you have elected the Share Alternative and you wish to further elect the Rollover Option in order to make a joint tax election with the Offeror under Section 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). It is the Eligible Holder’s responsibility to take the steps required to make a valid tax election.

BOX 4
U.S. SHAREHOLDERS
A U.S. Shareholder is any Shareholder (A) whose address on the records of the transfer agent of the Shares is within the United States or any territory or possession thereof, or (B) that is a U.S. person for United States federal income tax purposes.
INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:

☐	The owner signing this Transmittal and Election Form represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐	The owner signing this Transmittal and Election Form is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.
IF YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED BELOW, OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN THE INSTRUCTIONS.

DATED this day of , 2006.
Signature of Holder of Shares
Name (please print)

Address (please print)

SUBSTITUTE FORM W-9
TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part I — Please provide your name in the box at right.
Taxpayer Identification Number (“TIN”) — ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see “Obtaining a Number” in the Guidelines included in this form.) CERTIFY BY SIGNING AND DATING BELOW.
	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number(s) (If awaiting TIN, write “Applied For”) OR Employer Identification Number(s) (If awaiting TIN, write “Applied For”)
Payer’s Request for Taxpayer Identification Number and Certification	Part 2 — For payees exempt from backup withholding, please write “exempt” here (see Instructions):

Name

Business Name

Please Check Appropriate box
☐ Individual/Sole Proprietor ☐ Corporation☐ Partnership☐ Other

Address

City	State	Zip Code

Part 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me) and
(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certificate Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Signature of U.S. person ------------------------ Date ------------------ , 2006

NOTE:	FAILURE TO FURNISH YOUR CORRECT TIN MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND IN BACKUP WITHHOLDING OF 28% OF THE GROSS AMOUNT OF CONSIDERATION PAID TO YOU PURSUANT TO THE COMPULSORY ACQUISITION. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” THAT FOLLOW THIS SUBSTITUTE FORM W-9.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART 1 OF SUBSTITUTE FORM W-9.
CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of the gross proceeds of such payment made to me will be withheld.
Signature ______________________________                     Date _________________________ , 2006

FOR U.S. SHAREHOLDERS ONLY
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number for the Payee (You)
To Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

For This Type of Account:	Give The Taxpayer Identification

1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined fund, the first individual on the account(1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
b. So-called trust that is not a legal or valid trust under state law	The actual owner(1)
5. Sole proprietorship	The owner(3)
6. A valid trust, estate, or pension trust	The legal entity(4)
7. Corporate	The corporation
8. Association, club, religious, charitable, educational, or other tax-exempt organization account	The organization
9. Partnership	The partnership
10. A broker or registered nominee	The broker or nominee
11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on an account has a social security number, that person’s name must be used.

(2)	Circle the minor’s name.

(3)	You must show your individual name, but you may also enter your “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.
Payees Exempt from Backup Withholding
Payees specifically exempted from withholding include:

(i)	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

(ii)	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

(iii)	An international organization or any agency or instrumentality thereof.

(iv)	A foreign government and any political subdivision, agency or instrumentality thereof.
Payees that may be exempt from backup withholding include:

(i)	A corporation.

(ii)	A financial institution.

(iii)	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(iv)	A real estate investment trust.

(v)	A common trust fund operated by a bank under Section 584(a).

(vi)	An entity registered at all times during the tax year under the Investment Company Act of 1940.

(vii)	A middleman known in the investment community as a nominee or custodian.

(viii)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(ix)	A foreign central bank of issue.

(x)	A trust exempt from tax under Section 664 or described in Section 4947.
Exempt payees described above must file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
PRIVACY ACT NOTICE — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.
Penalties

(1)	Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. — Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

SEND YOUR TRANSMITTAL AND ELECTION FORM TO CIBC MELLON TRUST COMPANY AT ONE OF THE FOLLOWING ADDRESSES:

By Mail	By Registered Mail (recommended), by Hand or by Courier
P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4	199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5L 1G9
Telephone: (416) 643-5500
Toll Free: 1-800-387-0825
E-Mail: inquiries@cibcmellon.com